Investors Capital Holdings, Ltd. Annual Report on Form 10-K                                    Fiscal Year Ended March 31, 2012

Exhibit 32.2

CERTIFICATION

I, Kathleen L. Donnelly, certify that this report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Investors Capital Holdings, Ltd.

Date:  June 20, 2013

By: /s/ Kathleen L. Donnelly

Kathleen L. Donnelly

Chief Financial Officer

(principal financial officer)